Exhibit 99.1

New Era Energy & Digital JV Enters into Definitive Purchase and Sale Agreement on Additional 203 Contiguous Acres, Expanding TCDC Campus to 438 acres

MIDLAND, Texas–November 24, 2025. New Era Energy & Digital, Inc. (Nasdaq: NUAI) (“New Era” or the “Company”), a next-generation exploration and production platform in the Permian Basin, today announced that Texas Critical Data Centers LLC (“TCDC”), its 50/50 joint venture with Sharon AI, Inc., enters into a definitive purchase and sale agreement on the acquisition of an additional 203 contiguous acres. The purchase expands the development footprint to a total of 438 acres, strengthening TCDC’s ability to deliver a multi-phase, multi-gigawatt artificial intelligence (AI) and high-performance computing (HPC) campus, designed to scale well beyond 1 GW.

The enlarged site outside the City of Odessa provides the long-term scalability required to meet accelerating demand for AI, GPU-intensive workloads, and next-generation compute, from prospective tenants that are in active commercial discussions with the Company. Strategically positioned near high-capacity fiber routes, major intrastate natural-gas transmission lines, and established CO₂ pipeline corridors, the site strengthens project economics by shortening development timelines and enabling efficient integration of energy, cooling, and digital infrastructure.

TCDC, New Era’s flagship campus, is being engineered to incorporate advanced energy and cooling technologies while preserving optionality for carbon capture, utilization, and storage (CCUS) systems, reflecting New Era’s focus on long-duration, efficient, and environmentally responsible power solutions for digital infrastructure. When operational, the development is expected to generate durable, high-value recurring revenue through long-term data-center leases, power sales, and flexible commercial structures that allow strategic participation by major AI customers.

With the land expansion now definitively agreed upon, TCDC is advancing engineering and master planning, power-interconnection studies, and civil-development work to prepare the site for Phase 1 construction in 2026. As New Era’s flagship development, TCDC marks the Company’s transition from concept to execution of a vertically integrated platform that integrates land, power and compute into a single scalable solution for hyperscale AI operators. Combined with New Era’s recently announced large-scale land position in New Mexico for a planned 7GW AI data center [read here], the project is positioned to drive high-tech job creation, expand demand for technical and industrial services, and anchor sustained investment across the western United States’ rapidly growing digital and energy infrastructure landscape.

E. Will Gray II, CEO of New Era Energy & Digital, stated: “Expanding the campus to 438 acres is a major step in our vision to build a future where energy and compute are inseparable drivers of long-term value. We are designing a multi-gigawatt, vertically integrated platform to serve the accelerating demands of the AI economy, and this expanded footprint gives us the scale, flexibility, and efficiency to execute with speed and discipline. It positions us to deliver the high-value, long-duration energy and compute infrastructure hyperscale operators require—and to generate durable value for our shareholders for many years to come.”

About New Era Energy & Digital, Inc.

New Era Energy & Digital, Inc. (Nasdaq: NUAI) is a developer and operator of next-generation digital infrastructure and integrated power assets. With a growing portfolio of strategically located, vertically integrated resources including powered land and powered shells, the Company delivers turnkey solutions that enable hyperscale, enterprise, and edge operators to accelerate data center deployment, optimize total cost of ownership, and future-proof its infrastructure investments. For more information, visit: www.newerainfra.ai, and follow New Era Energy & Digital on LinkedIn and X.

Contacts

New Era Energy & Digital, Inc. Investor and Media Contact:

Investor Relations
Jonathan.Paterson@harbor-access.com
Tel +1 475 477 9401

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